Exhibit 16
                          Letter from BDO Seidman, LLP

                                BDO Seidman, LLP



                                   May 8, 2002
Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

         Re:      Exus Networks, Inc., Commission File No. 000-30183

Gentlemen:

         Pursuant to the request of the captioned registrant, we confirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated May 8, 2002; and

(2)      We agree with the response in so far as it relates to us.

                                                              Very Truly Yours,

                                                          /s/ BDO Seidman, LLP